EXHIBIT 10.9
                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT by and among IAT Resources Corporation (the "Company"), a Delaware corporation, Infolocity, Inc., a California corporation ("Infolocity") and Victor A. Holtorf (the "Executive"), dated as of the 21st day of December, 1999.

                                   WITNESSETH

      WHEREAS, the Company and Infolocity have consummated a merger transaction whereby Infolocity has become a wholly owned subsidiary of the Company; and

      WHEREAS, the Company wishes to employ the Executive and Infolocity wishes to continue to employ the Executive for the period provided for in this Agreement, and the Executive is willing to serve in the employ of the Company and Infolocity on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

     1. EMPLOYMENT. The Company and Infolocity hereby agree to employ the Executive, and the Execute hereby agrees to be employed with the Company and Infolocity, on the terms and subject to the conditions set forth herein.

     2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the date of this Agreement, and shall end on December 21, 2002 (the date which is three years from the date of this Agreement), unless extended or terminated earlier in accordance with Section 5.

     3. TITLES AND RESPONSIBILITIES.

          (a) TITLES. During the Employment Period, the Executive shall serve as the Executive Vice President and Chief Operating Officer of the Company and President of Infolocity. Executive's service as the Company's Executive Vice President and Chief Operating Officer shall be without any additional compensation to the Executive apart from what the Executive will receive from Infolocity for continuing to serve as its President. The Executive shall report and be responsible to the Chief Executive Officer of the Company and the Board of Directors of Infolocity.

          (b) RESPONSIBILITIES. Company hereby engages Executive to provide his exclusive services as Executive Vice President of the Company and Chief Executive Officer of Infolocity. Pursuant to the terms and conditions hereof, Executive hereby accepts such engagement. Executive shall render all services usually and customarily rendered by and required of executives similarly employed in the internet industry. Executive shall report only to the Chief Executive Officer of the Company the Board of Directors of Infolocity.

          (c) PLACE OF PERFORMANCE. During the Employment Period, the Executive's office shall be located at Infolocity's current offices, which shall be in the Silicon Valley area of


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Northern California, except for required business travel consistent with the
Executive's position. The Company shall provide the Executive with an office and other support reasonably appropriate to his duties.

          (d) BUSINESS TIME. During the Employment Period, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Company and to use his best efforts to perform faithfully, diligently and competently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) time spent serving on corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities, (ii) periods of vacation, disability and sick leave to which he is entitled, and (iii) reasonable activities having a charitable, educational or other public interest purpose.

     4. COMPENSATION.

          (a) BASE SALARY. During the Employment Period, the Executive shall receive a minimum annual base salary (`Base Salary") equal to $150,000, payable in accordance with the customary payroll as in effect from time to dine for senior executives of the Company. The Board shall review the Executive's Base Salary for possible increases of such Base Salary in relationship to the goals and performance of the Company and prevailing competitive conditions.

          (b) BONUS. During the Employment Period, the Executive shall participate in the Company's bonus plans to the extent that one exists or unless otherwise granted by the Board of Directors of the Company.

          (c) VACATION. During the Employment Period, the Executive shall be entitled to four (4) weeks paid vacation per year.

          (d) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the Company as applicable to its senior executives.

          (e) OTHER EXECUTIVE BENEFITS. Without limiting the foregoing provisions of this Section 4, during the Employment Period the Executive shall be entitled to participate in or be covered under ail compensation, bonus, pension, retirement and welfare, and fringe benefit plans, programs and policies of the Company applicable to senior executives of the Company.

          (f) STOCK OPTIONS. To the extent Executive receives stock options in the Company, the stock options will accelerate vesting in order to become fully vested upon Executive's termination of his employment for a Change of Control, upon termination of his employment for Good Reason, or upon termination of his employment by the Company Without Cause (as defined below).

     5. TERMINATION.

          (a) DEATH OR DISABILITY. The Executive's employment pursuant to this Agreement shall terminate automatically upon the Executive's death. The Company may terminate the Executive's employment for Disability by giving to the Executive notice of its intention


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accordance with Section 5(e) unless Executive returns to the performance of the essential functions of his employment within 30 days after receipt of such notice. For purposes of this Agreement, "Disability" means any physical or mental condition that renders the Executive unable to perform the essential functions of his employment for 90 consecutive days or for a total of 180 days in any period of 360 consecutive days.

          (b) VOLUNTARY TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding anything in this Agreement to the contrary, the Executive may voluntarily terminate his employment at any time, after a Change in Control, (i) for any reason upon six months' written notice to the Company, or (ii) if termination is for Good Reason or on account of the Executive's serious illness, upon written notice pursuant to Section 5(e) but without any notice period. In the event of any termination pursuant to this Section 5(b), the Executive shall have no further obligation to the Company under this Agreement, except as provided in
Section 9.

          (c) CAUSE. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, `Cause' means:

Executive's engaging in gross misconduct materially and demonstrably injurious to the Company; failure to perform the services required hereunder; violation of any written resolution adopted by the Company's Board of Directors or Executive Committee; or conviction by final judgment of a felony constituting fraud, theft, embezzlement or homicide.

          (d) GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means (i) a material reduction in the nature or scope of the Executive's position, title, status, authority, duties, powers or functions on the date of this Agreement; (ii) the assignment to the Executive of any material duties which are not commensurate with or at least as prestigious as the Executive's duties and responsibilities as contemplated by this Agreement; (iii) a material breach by the Company of any of the provisions of this Agreement; (iv) the relocation of the Company's principal executive offices to a location outside the Silicon Valley area of Northern California; or (v) the failure by the Company to obtain an agreement, reasonably satisfactory m the Executive, from any successor to assume and agree to perform this Agreement, as contemplated by Section 12(b). After a Change in Control, in addition to items (i) through (v), "Good Reason" shall include (vi) a determination by the Executive, in his sole discretion, during the 30-day period commencing 180 days following a Change in Control, that due to the Change in Control he can no longer effectively perform his duties.

          (e) NOTICE OF TERMINATION Any termination by the Company for Cause or Disability or by the Executive for Good Reason shall be communicated by a written notice (a "Notice of Termination") to the other party hereto given in accordance with Section 13(d). A "Notice of Termination" shall set forth in reasonable detail the events giving rise m such termination.

          (f) DATE OF TERMINATION. For proposes of this Agreement, the term "Date Of Termination" means (i) in the case of termination for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such 30-day period); (ii) in the case of termination for Cause, a date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days from the date such Notice of Termination is given); (iii) in the case of any other termination for which a Notice of


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Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

          (g) GUARANTEE. The Company irrevocably guarantees the payment of one year of Executive's Base Salary in the event of a termination of Executive's employment with the Company pursuant to Section 5(b), 5(d) or S(e) (the "Guaranteed Obligations"). The Company's guarantee shall cover any amendment or modification to this Agreement, unless such amendment specifically deletes this section. The Company hereby waives: (i) any right to require Executive to pursue a remedy before proceeding against the Company (provided that Executive shall first provide the Company with 30 days written notice and a reasonable opportunity to cure); (ii) subject to the preceding clause (i), demand, diligence, presentment and notices of protest, dishonor and nonpayment; and
(iii) rights of subrogation or reimbursement.

6.    OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) DEATH, DISABILITY, CAUSE AND VOLUNTARY TERMINATION. If at any time before or after a Change in Control the Executive's employment is terminated by the Company during the Employment Period by reason of the Executive's death, Disability or for Cause, or is voluntarily terminated by the Executive (other than for Good Reason), the Company shall have no further obligation to the Executive or the Executive's legal representatives other than (i) those obligations earned for Base Salary and payments under any Company bonus plan that have accrued at the Date of Termination (the "Accrued Obligations"), (ii) those obligations expressly provided under any of the plans referred to in
Section 4(e) (the "Benefit Rights") and (iii) upon a termination of the Executive's employment by reason of his death, the payment provided in Section 6(a)(iii), if applicable, shall be paid to the Executive or the Executive's estate, as the case may be, in a lump sum in cash within 15 days of the Date of Termination.

     (b) PRIOR TO CHANGE IN CONTROL TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY AND TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

     (i) LUMP SUM PAYMENTS. If during the Employment Period and prior to a Change in Control, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide the Benefit Rights and shall pay to Executive in a lump sum in cash within 15 days of the Date of Termination the of the following amounts: (A) file Accrued Obligation; plus (B) an amount equal to the product of (1) one-twelfth times (2) the sum of the Executive's Base Salary plus the Executive's average bonus for the three years ended before the Date of Termination, times (3) the number full or partial of months remaining in the unexpired term of the Employment Period, but in no event less than twelve months (such period being the "Severance Period").

     (ii) WELFARE BENEFITS. Tile Company shall provide or cause to be provided to the Executive and his family for the Severance Period continued life, medical and dental and disability insurance benefits at least. equal to those which the Executive was receiving or entitled to receive immediately prior to the termination of employment described in Section 6(b)(i).

     (iii) OFFICE. For the Severance Period, the Company shall provide the Executive with an office reasonably acceptable to him.


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     (iv) DISCHARGE OF THE COMPANY'S OBLIGATIONS. The Company shell have no further obligations to the Executive in respect of any termination described in this Section 60(b)(i).

     (c) FOLLOWING CHANGE IN CONTROL, TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY AND TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

     (i) LUMP SUM PAYMENTS. If during the Employment Period and following a Change in Control, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide the Benefits Rights and shall pay to the Executive in a lump sum in cash within 15 days of the Date of Termination the sum of the following amounts: (a) the Accrued Obligations; and (B) an amount equal to 2.99 times the sum of the amounts described in clause (2) of Section 6(b)(i)(B).

     (ii) WELFARE BENEFITS. The Company shall provide or cause to be provided to the Executive and his family for a period of 36 months following such termination continued life, medical and dental and disability insurance benefits at least equal to those which the Executive was receiving or entitled to receive. immediately prior m the termination of employment described in Section 6(c)(i).

     (iii) OFFICE. For a period of 36 months following such termination, the Company shall provide the Executive with an office reasonably acceptable to him and other support services reasonably appropriate to an executive of a public corporation.

     (iv) DISCHARGE OF THE COMPANY'S OBLIGATIONS. The Company shall have no further obligations to the Executive in respect of any termination described in this Section 6(c).

     (d) CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred:

     (1) the shareholders of the Company shall approve (i) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (x) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65 % of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "SURVIVING CORPORATION") (or of its ultimate parent corporation, if any) or (B) the Combined Voting Power (as defined below) of the then outstanding Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if may) or (y) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent


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          corporation, if any) or (ii) any plan or proposal for the liquidation or dissolution of the Company; or

     (2) any Person (as defined below) shall become the beneficial owner (as defined in Rule 13d-3 and 13-d-5 under the Exchange Act), directly or indirectly securities of the Company representing in the aggregate 50% or more of either (i) the then outstanding shares of Stock, or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; providing; however that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this subsection (2) solely as the result of:

          (i) an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to 50% more of the shares of Stock then outstanding or (ii) proportionate voting power represented by the Voting Securities beneficially owned by any Person to 50% or more of the Combined Voting Power of all then outstanding Voting Securities; or

          (ii) an acquisition of securities directly from the Company except that this subsection (ii) shall not apply to:

               (A) any conversion of a security that was not acquired directly from the Company; or

               (B) any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

               PROVIDED, HOWEVER, that if any Person referred to in subsections
               (i) or (ii) of this clause (2) shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such subsection (ii), then a Change in Control shall be deemed to have occurred for purposes of this clause (2).

               For purposes of this Agreement:

               (A) "PERSON" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body and


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any
                    successor to any such entity) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include Executive, the Company, any of its majority-owned subsidiaries, any executive benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by Executive, the Company or any of its majority-owned subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

               (B) "VOTING SECURITIES" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation; and

               (C) "COMBINED VOTING POWER" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

     7. NO MITIGATION: NO OFFSET. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any amounts that may be earned by the Executive other than from the Company after the Date of Termination shall not reduce the Company's obligation to make any payments hereunder. The amounts payable by the Company hereunder shall not be subject to any right of set-off that the Company may assert against the Executive.

     8. NONCOMPETITION.

          (a) SCOPE. In the case of the Executive's termination of employment, including due to the expiration of the Employment Period, the Executive shall not, for one year following the Date of Termination, (a) divert to any competitor of the Company in the business conducted by the Company (the "Designated Industry") any active project of the Company, or (b) solicit or encourage any officer, employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company in the Designated Industry. If at any time the provisions of this Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 8 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this Section 8 shall prevent or restrict the Executive from engaging in any business or industry other than the Designated Industry in any capacity.


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          (b) IRREPARABLE HARM. The Executive agrees that the remedy at law for any breach of this Section 8 shall be inadequate and that the Company shall be entitled to injunctive relief.

     9. INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive, his heirs and personal representatives to the fullest extent permitted by applicable law, as now or hereafter in effect, with respect to any acts, omissions or events that occurred while the Executive is or was an employee of the Company or serves or served the Company or any other corporation or other enterprise of any kind in any capacity at the request of the Company (an "Enterprise"). Without limiting the generality of the foregoing, the Company shall promptly pay, or reimburse the Executive for, or advance to the Executive amounts for the payment of (a) all of the Executive's reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, including any suit seeking recovery under any Company director's and officer's liability policy, or in connection with any appeal thereof, to which the Executive may be a party by reason of any action taken or failure to act under or in connection with his service for the Company or an Enterprise; and (b) all amounts required to be paid in settlement of or in satisfaction of a judgment in connection with any such action, suit or proceeding; provided, however, that the Company shall not be required to indemnify or hold harmless the Executive, his heirs or personal representatives in any manner whatsoever in the event and to the extent there is a final and nonappealable judgment by a court of competent jurisdiction that the liability incurred by the Executive resulted from his gross negligence, fraud or willful malfeasance.

     10. ARBITRATION. If a dispute arises between the parties respecting the terms of this Agreement or Executive's employment with the Company, including, without limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. Any party may require that the dispute be submitted to binding arbitration, and in such event the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If a matter is submitted to arbitration, each of the parties shall choose one arbitrator. The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association. Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California. Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.

     11. SUCCESSORS.

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of file business and/or assets of the Company, whether direct or indirect, by an agreement in form and


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substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement.

     12. MISCELLANEOUS

          (a) WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

          (b) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of laws.

          (c) AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed to the other party, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

      Victor A. Holtorf
      616 Port Drive
      San Mateo, CA 94402

If to the Company:

      IAT Resources Corporation
      5757 Wilshire Boulevard, Penthouse I
      Los Angeles, CA 90036

or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

          (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) WAIVER. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

          (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless k is in writing and signed by the party against whom enforcement is sought. This Agreement wholly supersedes the Employment, Confidential Information and Invention Assignment Agreement entered into between Infolocity and Executive on or about March 12, 1999, which such agreement has been terminated as of the date


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hereof. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

          (h) SURVIVAL. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          (i) CAPTIONS AND REFERENCES. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. References in this Agreement to section number are references to sections of the Agreement unless otherwise specified.

          (j) CONSENT TO JURISDICTION. Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding-for the interpretation and enforcement of this Agreement, that it is not subject thereto; that such action, suit or proceeding, may not be brought or is not enforceable in said courts; that this Agreement may not be enforced in or by said courts; that its property is exempt or immune from execution; that the suit, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon ii if given in the manner set forth in Section 13(d).

          (k) LEGAL FEES. The Executive shall be entitled to reimbursement by the Company for all reasonable legal fees and expenses incurred by him in connection with the initial review of this Agreement. Such payments, which shall be made on an ongoing basis after the Executive submits an invoice or other reasonably appropriate documentation relating thereto to the Company.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.


                                          IAT RESOURCES CORPORATION

                                          By:  /S/ ARTHUR BERNSTEIN
                                             -------------------------------
                                          Its:  Executive Vice President


                                          VICTOR A. HOLTORF

                                          By:  /S/ VICTOR A. HOLTORF
                                             -------------------------------